UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☐    Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting material Pursuant to §240.14a-12

Masimo Corporation

(Name of Registrant as Specified In Its Charter)

POLITAN CAPITAL MANAGEMENT LP
POLITAN CAPITAL MANAGEMENT GP LLC
POLITAN CAPITAL PARTNERS GP LLC
POLITAN CAPITAL NY LLC
POLITAN INTERMEDIATE LTD.
POLITAN CAPITAL PARTNERS MASTER FUND LP
POLITAN CAPITAL PARTNERS LP
POLITAN CAPITAL OFFSHORE PARTNERS LP
QUENTIN KOFFEY
MATTHEW HALL
AARON KAPITO
WILLIAM JELLISON

DARLENE SOLOMON

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

On May 9, 2024, Quentin Koffey, the Managing Partner and Chief Investment Officer of Politan Capital Management LPs, sent the letter below to Craig Reynolds, the Lead Independent Director of Masimo Corporation.

May 9, 2024

Craig Reynolds

Masimo Corporation

52 Discovery

Irvine, CA 92618

Craig,

I am writing to respond to your various communications proposing that Politan withdraw its nominations in return for Masimo seating one Politan nominee on the Masimo Board.

I would like to make clear that Politan welcomes genuine efforts to avoid a proxy contest. However, we question the productiveness of your approach: First, you called me to make the offer and later told me it expired within less than 24 hours. When I made it clear that I would not make a rushed decision, you then chose to send me a letter that you made public an hour later. It is hard not to see this proposal as little more than gamesmanship, rather than a genuine effort to resolve the deep-seated and recurring governance failures at Masimo that have resulted in substantial harm to the company and its shareholders.

Irrespective of the above, we have taken time to carefully consider your proposal. We think it falls well short of resolving the fundamental governance problems at Masimo, while simultaneously introducing others. Masimo’s Chairman and CEO, Joe Kiani, refuses to provide basic information to the Board and does not seek its approval for any of his spending. Without a majority of truly independent directors not selected by Mr. Kiani, there will be no majority vote to require information to be provided to, nor authority to be sought from, the Board. Your proposal of seating one Politan nominee will simply deadlock the Board—something broadly criticized by governance experts which would merely continue the status quo under which Mr. Kiani can do whatever he wants however he wants with no Board oversight. Further, it is telling that you are publicly proposing to deadlock the Board only one day after I have had to make a 220 demand under Delaware law just to learn information as basic and fundamental as the name of the JV counterparty with whom Mr. Kiani is in discussions.

Masimo needs a majority of truly independent directors. There is a straightforward and clear solution: add Darlene Solomon and Bill Jellison to Masimo’s Board immediately. Politan will not oppose the re-election of Mr. Kiani to the Board (as you know, we have made multiple offers to allow Mr. Kiani to stay on the Board). Darlene and Bill are unquestionably qualified—bringing sorely needed financial, technical, and corporate-spinoff/separation experience. They are both also unquestionably independent—no one on Masimo’s Board or at Politan has any pre-existing relationship with either of them and Politan used a nationally-recognized search firm to identify and contact them.

By adding Bill and Darlene to the Board while allowing Mr. Kiani to remain, Masimo will have seven directors. This would avoid a deadlocked board and finally fulfill Masimo’s promise (made in 2015 and again last year) to expand to seven members.

Given your decision to make your letter public, we are making this response public so that shareholders can have clarity on what has occurred and how we have responded. However, should you wish to engage constructively and privately, we welcome it.

Sincerely,

Quentin

Politan Capital Management LP

106 West 56th Street, 10th Floor | New York, NY 10019

Cautionary Statement Regarding Forward-Looking Statements

This press release does not constitute an offer to sell or solicitation of an offer to buy any of the securities described herein in any state to any person. The information herein contains “forward-looking statements.” Specific forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and include, without limitation, words such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “potential,” “targets,” “forecasts,” “seeks,” “could,” “should” or the negative of such terms or other variations on such terms or comparable terminology. Similarly, statements that describe our objectives, plans or goals are forward-looking. Forward-looking statements are subject to various risks and uncertainties and assumptions. There can be no assurance that any idea or assumption herein is, or will be proven, correct. If one or more of the risks or uncertainties materialize, or if Politan’s underlying assumptions prove to be incorrect, the actual results may vary materially from outcomes indicated by these statements. Accordingly, forward-looking statements should not be regarded as a representation by Politan that the future plans, estimates or expectations contemplated will ever be achieved.

Certain Information Concerning the Participants

Politan and the other Participants (as defined below) intend to file a preliminary proxy statement and accompanying WHITE universal proxy card with the Securities and Exchange Commission (the “SEC”) in due course to be used to solicit proxies for, among other matters, the election of its slate of director nominees at the Annual Meeting. Promptly after filing its definitive proxy statement with the SEC, Politan will mail the definitive proxy statement and accompanying WHITE universal proxy card to each stockholder entitled to vote at the Annual Meeting.

The participants in the proxy solicitation are Politan, Politan Capital Management GP LLC, Politan Capital Partners GP LLC, Politan Capital NY LLC, Politan Intermediate Ltd., Politan Capital Partners Master Fund LP (“Politan Master Fund”), Politan Capital Partners LP (“Politan LP”), Politan Capital Offshore Partners LP (“Politan Offshore” and collectively with Politan Master Fund and Politan LP, the “Politan Funds”), Quentin Koffey, Matthew Hall, Aaron Kapito, William Jellison and Darlene Solomon (collectively, the “Participants”).

As of the date hereof, (i) Politan Master Fund directly owns 4,712,518 shares of common stock, par value $0.001 per share, of Masimo (the “Common Stock”), and (ii) Politan Capital NY LLC is the direct and record owner of 1,000 shares of Common Stock.

Politan, as the investment adviser to the Politan Funds, may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) 4,713,518 shares of Common Stock (the “Politan Shares”) and, therefore, Politan may be deemed to be the beneficial owner of all of the Politan Shares. The Politan Shares collectively represent approximately 8.9% of the outstanding shares of Common Stock based on 53,085,556 shares of Common Stock outstanding as of March 30, 2024, as reported in Masimo’s Quarterly Report on Form 10-Q filed on May 7, 2024. As the general partner of Politan, Politan Capital Management GP LLC may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) all of the Politan Shares and, therefore, Politan Capital Management GP LLC may be deemed to be the beneficial owner of all of the Politan Shares. As the general partner of the Politan Funds, Politan Capital Partners GP LLC may be deemed to have the shared power to vote or to direct the vote of (and the shared power to dispose or direct the disposition of) all of the Politan Shares and, therefore, Politan Capital Partners GP LLC may be deemed to be the beneficial owner of all of the Politan Shares. By virtue of Mr. Koffey’s position as the managing partner and chief investment officer of Politan and as the managing member of Politan Capital Management GP LLC and Politan Capital Partners GP LLC, Mr. Koffey may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) all of the Politan Shares and, therefore, Mr. Koffey may be deemed to be the beneficial owner of all of the Politan Shares.1 As of the date hereof, none of Mr. Hall, Mr. Kapito, William Jellison or Darlene Solomon own beneficially or of record any shares of Common Stock.

Important Information and Where to Find It

POLITAN CAPITAL STRONGLY ADVISES ALL STOCKHOLDERS OF MASIMO TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT WWW.SEC.GOV. THE DEFINITIVE PROXY STATEMENT, WHEN FILED, AND OTHER RELEVANT DOCUMENTS, WILL ALSO BE AVAILABLE ON THE SEC WEBSITE, FREE OF CHARGE, OR BY DIRECTING A REQUEST TO THE PARTICIPANTS’ PROXY SOLICITOR, D.F. KING & CO., INC., 48 WALL STREET, 22ND FLOOR, NEW YORK, NEW YORK 10005 (STOCKHOLDERS CAN CALL TOLL-FREE: +1 (866) 620-9554).

1 Includes Mr. Koffey’s 1,228 restricted share units granted to him on June 26, 2023 by virtue of his position as a director on the Board and that vest upon the earliest of the first anniversary of the grant date, the date of the next annual meeting of stockholders, or a change in control of the Issuer.